Exhibit 10.43

EXECUTION COPY

REDACTED COPY

Portions of this Exhibit 10.43 have been omitted pursuant to a confidential treatment request.  The omitted material has been filed separately with the Securities and Exchange Commission.

WILLIS ENGINE SECURITIZATION TRUST

Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

Indenture Trustee

SERIES B2 SUPPLEMENT

Dated as of August 9, 2005

to

INDENTURE

Dated as of August 9, 2005

SERIES B2 NOTES

i

Section 5.02	Representations and Warranties
Section 5.03	Covenants

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01	Ratification of Indenture
Section 6.02	Counterparts
Section 6.03	Governing Law
Section 6.04	Notices to Rating Agencies
Section 6.05	Statutory References
Section 6.06	No Proceedings
Section 6.07	Amendments And Modifications
Section 6.08	Waiver of Jury Trial
Section 6.09	Appointment of Representative

EXHIBITS

EXHIBIT A	Form of Series B2 Note
EXHIBIT B	Form of Certificate to be Given by Noteholders
EXHIBIT C	Form of Certificate to be Given by Euroclear or Clearstream
EXHIBIT D	Form of Certificate to be Given by Transferee of Beneficial Trust Interest In a Regulation S Temporary Book Entry Note
EXHIBIT E	Form of Transfer Certificate for Exchange or Transfer From 144A Book Entry Note to Regulations S Book Entry Note

SCHEDULES

SCHEDULE 1	Series B2 Scheduled Targeted Principal Balance by Payment Date
SCHEDULE 2	Commitments of Series B2 Noteholders

ii

SERIES B2 SUPPLEMENT, dated as of August 9, 2005 (the “Supplement”), issued pursuant to, and incorporating the terms of, the Indenture, dated as of August 9, 2005 (as amended, modified or supplemented from time to time, the “Indenture”) between WILLIS ENGINE SECURITIZATION TRUST, a Delaware statutory trust (“WEST”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Indenture Trustee (the “Indenture Trustee”).

WITNESSETH THAT:

WHEREAS, WEST and the Indenture Trustee wish to set forth the Principal Terms of a Series of Notes to be issued pursuant to this Supplement and designated as “Willis Engine Securitization Trust Series B2 Floating Rate Secured Notes”;

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CALCULATION GUIDELINES

Section 1.01                                Definitions.  (a)  Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture.  Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Acquisition Redemption Date” shall have the meaning set forth in Section 2.05(d) hereof.

“Adjusted Eurodollar Rate” means, for any Interest Accrual Period and each Series B2 Loans, the quotient, expressed as a percentage and rounded upwards (if necessary) to the nearest 1/100 of 1%, obtained by dividing (a) the One Month LIBOR for such Interest Accrual Period, by (b) the decimal equivalent of 100% minus the Eurodollar Reserve Percentage on the first day of such Interest Accrual Period.

“Allocated Amount” shall mean, with respect to any Additional Engine acquired with the proceeds of Loans, such amount as is specified in the Acquisition Agreement relating to such Additional Engine, multiplied by a fraction, the numerator of which is the Initial Borrowing Value of such Additional Engine and the denominator of which is the Initial Borrowing Value of all Engines.

“Assignment and Assumption” means an Assignment and Assumption, as defined in the Series B2 Note Purchase Agreement, pursuant to which the transferee of a Series B2 Note agrees to make Series B2 Loans to the extent of the Unused Commitment allocable to the Series B2 Note that is transferred to such transferee.

“Base Rate” means, on any date of determination, an interest rate per annum equal to the higher of (i) the Prime Rate in effect on such date, and (ii) the Federal Funds Effective Rate in effect on such date plus one half of one percent (.50%) per annum.  Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

 “Closing Date” means August 9, 2005.

“Commercial Paper Notes” means commercial paper notes issued by, or on behalf of, a CP Noteholder for the purpose of funding or maintaining its Loans to WEST and its holding of its Series B2 Note, including all such commercial paper notes so issued to re-finance matured commercial paper notes issued by, or on behalf of, such CP Noteholder that were originally issued to finance or maintain such CP Noteholder’s Loans to WEST and such holding.

“Conversion Date” means, for the Series B2 Notes, July 31, 2007.

“CP Noteholder” means any Series B2 Noteholder that will fund or maintain its Loans and its holding of its Series B2 Note with the issuance of Commercial Paper Notes.

“Excluded Taxes” shall have the meaning specified in Section 2.10(a).

“Eligible Transferee” means any of the following (i) an Affiliate of a Series B2 Noteholder, or (ii) any other then existing Series B2 Noteholder, or (iii) a commercial bank, insurance company or other financial institution that (x) complies with the transfer provisions of Section 2.11 of the Indenture, and (y) if such transfer is to occur prior to the Conversion Date, such transferee in the reasonable determination of WEST, has the capability to make Loans to WEST up to the Unused Commitment in respect of the Series B2 Note being transferred to such financial institution and is otherwise reasonably acceptable to WEST, as evidenced to the Indenture Trustee in writing.

“Eurodollar Disruption Event” means, with respect to any Series B2 Noteholder, any of the following: (i) a determination by a Series B2 Noteholder that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars in the London interbank market to make, fund or maintain any Series B2 Loan for such Interest Accrual Period; (ii) a determination by a Series B2 Noteholder that the rate at which deposits of Dollars are being offered to such lender in the London interbank market does not accurately reflect the cost to such Series B2 Noteholder of making, funding or maintaining any Series B2 Loan for such Interest Accrual Period; or (iii) the inability of a Series B2 Noteholder to obtain Dollars in the London interbank market to make, fund or maintain any Series B2 Loan for such Interest Accrual Period.

“Eurodollar Reserve Percentage” means, with respect to any Series B2 Noteholder for any Interest Accrual Period, the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of one percent (0.01%)) applicable on the first day of such Interest Accrual Period under regulations issued from time to time by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Series B2 Noteholder, with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D of the Federal Reserve Board, as in effect from time to time) and having a term equal to such Interest Accrual Period.

“Federal Funds Effective Rate” means, on any date of determination, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Indenture Trustee from three federal funds brokers of recognized standing selected by it.

 “Fortis” means Fortis Capital Corp.

“Funding Date” shall the meaning specified in Section 2.03(a).

“Funding Date Engine” shall have the meaning specified in the Series B2 Note Purchase and Loan Agreement.

“Funding Request” shall have the meaning specified in the Series B2 Note Purchase and Loan Agreement.

“HSH” means HSH Nordbank A.G.

“Increased Costs” shall mean the amounts payable to any or all of the Series B2 Noteholders pursuant to Sections 2.08, 2.09, 2.10 and 2.11 hereof and Article VII of the Series B2 Note Purchase Agreement.

“Initial Purchasers” means Fortis and HSH, as the purchasers of the Series B2 Notes in the Series B2 Note Purchase Agreement.

“Issuance Expenses” shall mean (a) the commission payable to the Initial Purchasers in respect of the issuance of the Series B2 Notes and the fees payable to the Structuring Agent and the Co-Structuring Agent that are calculated with respect to the Outstanding Principal Balance pf the Series B2 Notes and (b) the portion of the expenses of the Initial Purchasers, Structuring Agent and the Co-Structuring Agents that are allocable to the Series B2 Notes, as agreed by WEST and such parties.

“Loans” shall the Series B2 Loans and the Series B2 Loans.

“Majority of Holders” means, with respect to the Series B2 Notes as of any date of determination, Series B2 Noteholders that, individually or in the aggregate, own Series B2 Notes representing more than fifty percent (50%) of the Maximum Commitment or, if a Conversion Event shall have occurred, then aggregate Series B2 Note Principal Balance.

“Maximum Commitment” shall mean (a), for all Series B2 Noteholders, $13,558,400 in the aggregate, which amount may be increased up to $21,428,521 as provided in Section 2.03(d) hereof and the Series B2 Note Purchase Agreement, and (b), for each Series B2 Noteholder, the amount set forth opposite the name of such Series B2 Noteholder in Schedule 2 attached hereto, increased proportionately in the event of any increase in the aggregate Maximum Commitment described in clause (a) of this definition.

“Maximum Principal Balance” shall mean, with respect to any Warehouse Note, the maximum amount that WEST may borrow from the holder of such Warehouse Note, which shall be equal to the Maximum Commitment of such holder.

“Noteholder Indemnified Amounts” shall mean (i) all Increased Costs of the Series B2 Noteholders and (ii) all indemnification payments owing by WEST to the Series B2 Noteholders pursuant to Section 7.01 of the Series B2 Note Purchase Agreement.

“Offering Memorandum” shall mean the Offering Memorandum, dated July 28, 2005, prepared by WEST in connection with the offering of the Series A1 Notes.

“One-Month LIBOR” means, for any Interest Accrual Period, LIBOR, as defined in the Indenture, for the Specified Period as of the Reference Date for such Interest Accrual Period.

“Optional Redemption” means a voluntary prepayment by WEST of all, or a portion of the Outstanding Principal Balance of the Series B2 Notes in accordance with the terms of this Supplement and the Indenture.

“Optional Redemption Date” shall have the meaning set forth in Section 2.05(c) hereof.

“Prime Rate” means the rate announced by Citibank, N.A., from time to time as its “prime rate” or “base rate” in the United States, such rate to change as and when such designated rate changes.

“Rating Agencies” means, for the for Series B2 Notes, Fitch and Moody’s.

“Redemption Price” shall mean the Outstanding Principal Balance of the Series B2 Notes in an Optional Redemption in whole, and the portion of the Outstanding Principal Balance being redeemed, in an Optional Redemption in part, in each case, without premium.

“Scheduled Targeted Principal Balance” means for the Series B2 Notes for each Payment Date after a Conversion Event, an amount equal to the product of (i) the aggregate Outstanding Principal Balances of all Series B2 Notes on the date on which a Conversion Event occurs, and (ii) the percentage set forth opposite such Payment Date on Schedule 1 hereto under the column entitled “Scheduled Targeted Principal Balance,” calculated as provided in Section 2.05(b)(i) hereof and as adjusted from time to time pursuant to Section 2.05(e) hereof.

“Section 2.10(a) Amount” shall have the meaning set forth in Section 2.10(a).

“Series B1 Loan” means, individually or in the aggregate, a loan to WEST by the holder or holders of Series B1 Notes pursuant to the Series B1 Supplement and the Series B1 Note Purchase Agreement.

“Series B1 Note Purchase Agreement” means the Series B1 Note Purchase and Loan Agreement dated as of August    , 2005, among WEST, Willis and the Series B1 Noteholders, the same may be amended, modified or supplemented from time to time in accordance with its terms.

“Series B1 Noteholders” means, on the Closing Date, Fortis and HSH and, at anytime of determination thereafter, any person in whose name a Series B1 Note is registered in the Register.

“Series B1 Supplement” means the Series B1 Supplement to the Indenture, dated as of August 9, 2005, between WEST and the Indenture Trustee, as amended, modified or supplemented from time to time in accordance with its terms.

“Series B2 Additional Interest” means interest at the Series B2 Base Rate on the aggregate amount of any unpaid interest (including any unpaid portion of any Series B2 Base Interest Amount, Series B2 Conversion Step-Up Interest Amount, Series B2 Supplemental Interest Amount and Additional Interest Amount) and the other amounts described in Section 2.04(c) hereof.

“Series B2 Additional Interest Amount” means, for any Payment Date, an amount equal to the Series B2 Additional Interest on the aggregate amount of unpaid interest (including any unpaid portion of any Series B2 Base Interest Amount, Series B2 Conversion Step-Up Interest Amount, Series B2 Supplemental Interest Amount, and the Series B2 Additional Interest Amount and the other amounts described in Section 2.04(c) hereof) that was due and payable (but not paid) on, or with respect to, the Series B2 Notes on any prior Payment Date.  The Series B2 Additional Interest Amount constitutes the Additional Interest Amount for the Series B2 Notes for purposes of Sections 3.12 and 3.13 of the Indenture.

“Series B2 Base Interest Amount” means, for any Payment Date, an amount equal to the accrued and unpaid interest at the Series B2 Base Interest Rate on the Outstanding Principal Balance of the Series B2 Notes for the Interest Accrual Period ending on such Payment Date.  The Series B2 Base Interest Amount constitutes the Base Interest Amount for the Series B2 Notes for purposes of Sections 3.12 and 3.13 of the Indenture.

 “Series B2 Base Interest Rate” means, for each Series B2 Loan and each Interest Accrual Period, an interest rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate applicable to such Series B2 Loan for such Interest Accrual Period and (ii) three percent (3.00%) per annum; provided, however, that for purposes of clause (i) above, the Base Rate will be used in lieu of the Adjusted Eurodollar Rate for an unpaid Series B2 Loan if (a) on or before the first day of such Interest Accrual Period an affected Series B2 Noteholder shall have notified WEST that a Eurodollar Disruption Event is then continuing, (b) such Interest Accrual Period is for a period of less than one month or if an Indenture Event of Default is then continuing on the first day of such Interest Accrual Period, or (c) the then unpaid principal balance of such Series B2 Loan on the first day of such Interest Accrual Period is less than Five Million Dollars ($5,000,000).

“Series B2 Commitment Fee” shall mean the Commitment Fee payable to the Series B2 Noteholders pursuant to this Supplement.

“Series B2 Commitment Fee Amount” means, for any Payment Date, an amount equal to the accrued and unpaid Commitment Fee at the Series B2 Commitment Fee Rate on the Maximum Commitment during the Interest Accrual Period ending on (but excluding) such

Payment Date.  The Series B2 Commitment Fee Amount constitutes the Commitment Fee for the Series B2 Notes for purposes of Sections 3.12 and 3.13 of the Indenture.

“Series B2 Commitment Fee Rate” means, for each Interest Accrual Period *** per annum.

“Series B2 Conversion Step-Up Interest Amount” means, for any Payment Date occurring on or after the occurrence of a Conversion Event with respect to the Series B2 Notes, an amount equal to the accrued and unpaid interest at the Series B2 Conversion Step-Up Interest Rate on the Outstanding Principal Balance of the Series B2 Notes for the Interest Accrual Period ending on (but excluding) such Payment Date.  The Series B2 Conversion Step-Up Interest Amount constitutes the Conversion Step-Up Interest Amount for the Series B2 Notes for purposes of Sections 3.12 and 3.13 of the Indenture.

“Series B2 Conversion Step-Up Interest Rate” means, for each Interest Accrual Period, one quarter of one percent (.25%) per annum.

“Series B2 Definitive Notes” means Series B2 Notes in the form attached as Exhibit A hereto, with the applicable legend for Definitive Notes required by Section 2.02 of the Indenture inscribed on the face thereof.

“Series B2 Expected Final Payment Date” means July 15, 2020.

“Series B2 Final Maturity Date” means August 15, 2030.

“Series B2 Increased Costs” means, for any Interest Accrual Period, (a) the aggregate amount payable to all Series B2 Noteholders pursuant to Sections, 2.08, 2.09, 2.10 and 2.11 of this Agreement and Section 7.1 of the Series B2 Note Purchase Agreement in respect of such Interest Accrual Period and (b) the aggregate of such amounts with respect to prior Interest Accrual Periods which remain unpaid.

“Series B2 Interest Amount” means, for any Payment Date, an amount equal to the sum of the Series B2 Base Interest Amount, the Series B2 Conversion Step-Up Interest Amount, the Series B2 Supplemental Interest and the Series B2 Additional Interest Amount due and payable on the Series B2 Notes on such Payment Date.

“Series B2 Loan” means, individually or in the aggregate, a loan to WEST by the holder or holders of the Series B2 Notes pursuant to this Supplement and the Series B2 Note Purchase Agreement.

“Series B2 Noteholder” means, initially, the Initial Purchasers and, at any time of determination for the Series B2 Notes thereafter, any person in whose name a Series B2 Note is registered in the Register.

“Series B2 Note Purchase Agreement” means the Series B2 Note Purchase and Loan Agreement, dated as of August 9, 2005, among WEST, Willis, and the Initial Purchasers.

***                           Confidential information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

“Series B2 Notes” means the Series of Notes designated as the “Willis Engine Securitization Trust Series B2 Floating Rate Secured Notes” to be issued on the Closing Date and having the terms and conditions specified in this Supplement, substantially in the forms of Exhibit A hereto, and including any and all replacements, extensions, substitutions or renewals of such Notes.

“Series B2 144A Book Entry Notes” means Series B2 Notes in the form attached as Exhibit A hereto, with the applicable legend for 144A Book Entry Notes required by Section 2.02 of the Indenture inscribed on the face thereof.

“Series B2 Series Account” means the Series Account of that name established in accordance with Section 3.01 hereof and Section 3.01 of the Indenture.

“Series B2 Supplemental Interest Amount” means, for any Payment Date, an amount equal to the sum for each day during the related Interest Accrual Period of accrued and unpaid interest at the Series B2 Supplemental Rate on the Outstanding Principal Balance of the Series B2 Notes on such date.  The Series B2 Supplemental Interest Amount constitutes the Supplemental Interest Amount for the Series B2 Notes for purposes of Sections 3.12 and 3.13 of the Indenture.

“Series B2 Supplemental Rate” means, for each Interest Accrual Period, 3.00% per annum.

“Series B2 Supplement” or “Supplement” means this Supplement, as amended, modified or supplemented from time to time in accordance with the terms of this Supplement.

“Series B2 Supplemental Principal Payment Amount” means, for the Series B2 Notes on any Payment Date, the amount of a Series B Supplemental Principal Payment Amount allocated and paid to the holders of the Series B2 Notes on such Payment Date in accordance with the provisions of Sections 3.13 and 3.14(b) of the Indenture and Sections 2.05(a) and 3.02 hereof.

“Series B2 Transaction Documents” means any and all of this Supplement, the Series B2 Notes and the Series B2 Note Purchase Agreement, as any of the foregoing may from time to time be amended, modified, supplemented or renewed.

“Series Issuance Date” means, for the Series B2 Notes, August 9, 2005

“Specified Period” means, for the Series B2 Notes, one month.

“Taxes” shall have the meaning set forth in Section 2.10(a).

“Tax Benefit” shall have the meaning set forth in Section 2.10(a).

“Willis” means Willis Lease Finance Corporation, a Delaware corporation.

(b)                                 The conventions of construction and usage set forth in Section 1.02 of the Indenture are hereby incorporated by reference in this Supplement.

ARTICLE II

CREATION OF THE SERIES B2 NOTES

Section 2.01                                Designation.  (a)  There is hereby created a Series of Series B Warehouse Notes to be issued pursuant to the Indenture and this Supplement and to be known as the “Willis Engine Securitization Trust Series B2 Floating Rate Secured Notes,” referred to herein as the “Series B2 Notes.”  The Series B2 Notes will be issued with aggregate Maximum Principal Balances in the amount of $13,558,400 (which aggregate Maximum Principal Balances may be increased up to $21,428,521 pursuant to Section 2.03(d) hereof) and will not have priority over any other Series of Series B Notes except to the extent set forth in the Supplement for such other Series and Section 3.14 of the Indenture.  The Series Issuance Date of the Series B2 Notes is August 9, 2005.  The Series B2 Notes are classified as “Warehouse Notes,” “Series B Warehouse Notes,” “Series B Notes” and “Floating Rate Notes,” as each such term is used in the Indenture.  The Series B2 Notes will be rated on the Closing Date by each of Moody’s and Fitch.

(b)                                 The first Payment Date with respect to the Series B2 Notes shall be on September 15, 2005.

(c)                                  Payments of principal on the Series B2 Notes shall be payable from funds on deposit in the Series B2 Series Account or otherwise at the times and in the amounts set forth in Article III of the Indenture and Sections 2.04, 2.05, 2.06 and 3.02 of this Supplement.  The Minimum Principal Payment Amount and the Scheduled Principal Payment Amounts for the Series B2 Notes shall be calculated on the date on which a Conversion Event occurs in accordance with the terms of the Indenture ans Section 2.05 of this Supplement.

(d)                                 WEST shall pay Issuance Expenses out of the proceeds of the Series B2 Notes on the Series Issuance Date.

(e)                                  In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall govern.

Section 2.02                                Authentication and Delivery.  (a)  On the Series Issuance Date, WEST shall sign, and shall direct the Indenture Trustee in writing pursuant to Section 2.01(c) of the Indenture to duly authenticate, and the Indenture Trustee, upon receiving such direction, (i) shall authenticate, subject to compliance with the conditions precedent set forth in Section 5.01 hereof, the Series B2 Notes in accordance with such written directions, and (ii) subject to compliance with the conditions precedent set forth in Section 4.01 hereof, shall deliver such Series B2 Notes to the Series B2 Noteholders in accordance with such written directions.

(b)                                 The Series B2 Notes are not being registered with the SEC and may not be sold, transferred or otherwise disposed of except to Institutional Accredited Investors and QIB’s that deliver an Investment Letter to the Indenture Trustee in compliance with the provisions of the Indenture and that, prior to the occurrence of a Conversion Event, are Eligible Transferees and execute and deliver an Assignment and Assumption with respect to the Series B2 Note Purchase Agreement.

(c)                                  The Series 2005-1 Notes shall be represented by one or more Definitive Notes issued to the Series B2 Noteholders until the occurrence of a Conversion Event.  After the occurrence of a Conversion Event, any Series B2 Noteholder that is a QIB may exchange its Definitive Note for an interest in a Series B2 144A Book Entry Note in accordance with the requirements of the Indenture.

(d)                                 The Series B2 Notes shall be executed by manual or facsimile signature on behalf of WEST by any officer of the Owner Trustee and shall be substantially in the form of Exhibit A hereto, as applicable, with the appropriate legend required by Section 2.02 of the Indenture inscribed on the face thereof.

(e)                                  The Series B2 Notes shall be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

Section 2.03                                Loans under the Series B2 Notes.  (a)  WEST shall have the right, pursuant to this Supplement and the Series B2 Note Purchase Agreement, to borrow Loans from the Series B2 Noteholders, and each Series B2 Noteholders has severally agreed, pursuant to the Series B2 Note Purchase Agreement, to make Loans, in each case in proportion to, and up to the amounts of, its respective Maximum Commitments of the Series B2 Noteholders, on the Initial Closing Date and on any Business Day (a “Funding Date”) thereafter and prior to the date on which a Conversion Event occurs, subject to the satisfaction of all applicable conditions precedent set forth in Article IV hereof and in Article III of the Series B2 Note Purchase Agreement.  Each such Loan shall increase the Outstanding Principal Balance of the Series B2 Notes held by such Series B2 Noteholder.  The Indenture Trustee shall maintain a record of all Loans and repayments made on the Series B2 Notes and absent manifest error such records shall be conclusive.

(b)                                 Each Funding Request for Loans after the Initial Closing Date shall constitute a reaffirmation by WEST that (1) no Event of Default, Servicer Termination Event or Early Amortization Event has occurred and is continuing, or would result from the making of such Loan, as of the date of the Funding Request and (2) the representations and warranties of WEST contained in the Series B2 Transaction Documents are true, correct and complete in all material respects to the same extent as though made on and as of the date of the Funding Request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.

(c)                                  WEST shall use the proceeds of the Loans made on the Initial Closing Date for the purposes described in the Offering Memorandum and shall use the proceeds of the Loans made on each subsequent Funding Date for any or all of the following purposes: (i) to acquire the Third Remaining Engine, (ii) to acquire Additional Engines or to fund Discretionary Engine Modifications (including Qualified Engine Modifications), in each case whether or not such acquisition or funding is in connection with a Replacement Exchange, or (iii) to increase the Available Collections Amount on any Payment Date by depositing all or a portion of the proceeds of a Loan in the Collections Account, provided that the use of any Loan to increase the Available Collections Amount shall be subject to the Available Collections Amount on such Payment Date being in an amount, calculated without the proceeds of such Loan, sufficient to fund the payment in full of accrued Base Interest on all Series B Notes on such Payment Date and all amounts ranking senior thereto as provided in Section 3.13 of the Indenture.

(d)                                 WEST may elect to increase the aggregate Maximum Principal Balances of the Series B2 Notes and the aggregate Maximum Commitments of the Series B2 Noteholders to an amount greater than $13,558,400 but not in excess of $21,428,521, subject to the receipt of (i) the prior written consent of all of the Series B2 Noteholders and (ii) a Rating Agency Confirmation, provided that, as a condition of any such increase, the Maximum Principal Balances of the Series A2 Notes and the Maximum Commitments of the Series A2 Noteholders shall be increased by a proportionate amount, such increase to be made as provided in the Series A2 Supplement and the Series A2 Note Purchase Agreement.  Any increase pursuant to the preceding sentence shall be applied to increase the Maximum Principal Balances of the individual Series B2 Notes and the Maximum Commitments of the Series B2 Noteholders proportionately to the Maximum Principal Balances of the Series B2 Notes held by the Series B2 Noteholders immediately prior to such increase, and such increases shall be deemed to occur without any Series B2 Noteholder having to surrender its Series B2 Notes in exchange for a new Series B2 Note reflecting the increased Maximum Principal Balance.

(e)                                  WEST may, on any Payment Date upon at least five Business Days’ notice to the Series B2 Noteholders, terminate in whole or reduce in part the aggregate Maximum Commitments of the Series B2 Noteholders and the Maximum Principal Balances of the Series B2 Notes in an aggregate amount not to exceed the excess of such Maximum Principal Balances over the then aggregate Outstanding Principal Balance of the Series B2 Notes; provided that any partial reduction of the aggregate Maximum Commitments of the Series B2 Noteholders and the Maximum Principal Balances of the Series B2 Notes (i) shall be applied pro rata to the individual Maximum Commitments of the Series B2 Noteholders and the Maximum Principal Balances of the Series B2 Notes, respectively, and (ii) shall be accompanied by a proportionate partial reduction (based on the ratio of the Maximum Commitments of such Series prior to such reduction) of the aggregate Maximum Commitments of the Series A2 Noteholders.  Each notice of reduction or termination pursuant to this Section 2.03(e) shall be irrevocable, and such reduction shall be deemed to occur without any Series B2 Noteholder having to surrender its Series B2 Notes in exchange for a new Series B2 Note reflecting the reduced Maximum Principal Balance.

(f)                                    WEST may, on any Payment Date prior to the occurrence of a Conversion Event terminate the agreements of the Series B2 Noteholders to make Loans and repay the Outstanding Principal Balance of the Series B2 Notes for the Redemption Price, upon (a) at least five (5) Business Days’ prior written notice to each Series B2 Noteholder, with a copy to the Indenture Trustee, specifying the proposed Payment Date of such termination, and (b) payment in full of (i) the principal of, and interest on, the Series B2 Notes, (ii) Increased Costs, if any, and (iii) all other amounts then due and payable (or that become due and payable as a result of such reduction) to a Series B2 Noteholder under this Agreement, the Supplement and the Indenture and (c) the simultaneous termination of the commitments of the Series B1 Noteholders and the payment in full of all amounts owing with respect to the Series B1 Notes.

(g)                                 If any Series B2 Noteholder shall default on its obligation to make a Loan on any Funding Date, one or more of the other Series B2 Noteholders may elect (but shall not be obligated) to make the Loan of the defaulting Series B2 Noteholder.  In such event, the Maximum Principal Balance of the Series B2 Note held by the defaulting Series B2 Noteholder and the Maximum Commitment of the Series B2 Noteholder shall be reduced by the amount of the Loan so made, and the Maximum Principal Balance of the Series B2 Note held by the Series B2 Noteholder making such Loan and the Maximum Commitment of such Series B2 Noteholder shall be increased by the amount of such Loan.

(h)                                 Upon the occurrence of a Conversion Event, (i) the right of WEST to borrow under the Series B2 Notes shall terminate, (ii) Conversion Step-Up Interest shall begin to accrue on the Outstanding Principal Balance of the Series B2 Notes as provided in Section 2.04(a), and (iii) the Outstanding Principal Balance of the Series B2 Notes shall become payable as provided in Section 2.05(a) and (b), provided, however, that, if all of the Series B2 Noteholders elect to waive the occurrence of any Conversion Event, such Conversion Event shall be disregarded as long as such waiver is in effect; provided, further, that, if WEST subsequently cures an Early Amortization Event, Event of Default or Servicer Termination Event that resulted in a Conversion Event that was not so waived, WEST may request the Series B2 Noteholders to waive the original occurrence of such Conversion Event, Event of Default or Servicer Termination Event and rescind and revoke the consequences described in clause (i), (ii) and (iii) of this Section 2.04(h) occurring as a result of such Conversion Event, which waiver, rescission and revocation shall be effective only if Series B2 Noteholders representing 100% of the Outstanding Principal Balance of the Series B2 Notes consent thereto.  The termination of any waiver pursuant to the provisos in the preceding sentence shall be treated as the occurrence on the date of such termination of the Conversion Event that was the subject of the waiver.

Section 2.04                                Interest Payments; Commitment Fee.

(a)                                  Interest on Series B2 Notes.  Interest shall accrue (i) at the Series B2 Base Rate and the Series B2 Supplemental Interest Rate, each to be calculated separately, on the Outstanding Principal Balance of each Series B2 Note during all or each portion of each Interest Accrual Period from the Closing Date to (but excluding) the date on which a Conversion Event occurs, and (ii) at a combined rate equal to the sum of the Series B2 Base Rate, the Series B2 Supplemental Interest Rate and the Series B2 Conversion Step-Up Rate on the Outstanding Principal Balance of each Series B2 Note during all or the portion of each Interest Accrual Period from and after the date on which a Conversion Event occurs, in each case on the basis of actual days elapsed over a year of 360 days and shall be due and payable in arrears on each Payment Date for the Interest Accrual Period ending on such Payment Date.  The Series B2 Base Interest Amount, the Series B2 Supplemental Interest Amount and the Series B2 Conversion Step-Up Interest Amount for each Interest Accrual Period shall be calculated separately and paid separately as provided in Section 3.13 of the Indenture and Section 3.02 hereof.  All amounts of the Series B2 Base Interest Amount, the Series B2 Supplemental Interest Amount and the Series B2 Conversion Step-Up Interest Amount shall be due and payable on the earlier to occur of (i) the date on which the Series B2 Notes have been accelerated in accordance with the provisions of Section 4.02 of the Indenture and (ii) the Series B2 Final Maturity Date.  On each Reference Date, the Indenture Trustee shall promptly deliver a written notice to the Series B2 Noteholders specifying the Series B2 Base Interest Rate for the related Interest Accrual Period.

(b)                                 Commitment Fee on Series B2 Notes.  The Series B2 Commitment Fee shall accrue at the Series B2 Commitment Fee Rate on the Unused Commitment of the Series B2 Noteholders during all or the portion of each Interest Accrual Period from the Closing Date to (but excluding) the date on which a Conversion Event occurs.  The Series B2 Commitment Fee Amount shall be calculated on the basis of actual days elapsed over a year of 360 days and shall be due and payable in arrears on each Payment Date for the Interest Accrual Period ending on (but excluding) such Payment Date.

(c)                                  Additional Interest.  If WEST shall fail to pay in full (i) any Series B2 Base Interest Amount, Series B2 Supplemental Interest Amount, Series B2 Conversion Step-Up Interest Amount or Series B2 Commitment Fee on any Series B2 Note when due, (ii) any Series B2 Increased Costs or (iii) any other amount becoming due under this Supplement (other than payments of principal on the Series B2 Notes), WEST shall, from time to time, pay Series B2 Additional Interest on such unpaid amounts, to the extent permitted by Applicable Law, to, but not including, the date of actual payment (after as well as before judgment), for the period during which such interest or other amount shall be unpaid from the due date of such payment to the date of actual payment thereof.  Any such Series B2 Additional Interest shall be payable at the times and subject to the priorities set forth in Section 3.02 of this Supplement and Section 3.13 of the Indenture.  All amounts of the Series B2 Additional Interest shall be due and payable on the earlier to occur of (i) the date on the Series B2 Notes have been accelerated in accordance with the provisions of Section 4.02 of the Indenture and (ii) the Series B2 Final Maturity Date.

(d)                                 Maximum Interest Rate.  In no event shall the interest charged with respect to a Series B2 Note exceed the maximum amount permitted by Applicable Law.  If at any time the Series B2 Interest Amount charged with respect to the Series B2 Notes exceeds the maximum rate permitted by Applicable Law, the rate of interest to accrue pursuant to this Supplement and such Series B2 Note shall be limited to the maximum rate permitted by Applicable Law, but any subsequent reductions in One-Month LIBOR shall not reduce the interest to accrue on such Series B2 Note below the maximum amount permitted by Applicable Law until the total amount of interest accrued on such Series B2 Note equals the amount of interest that would have accrued if a varying rate per annum equal to the interest rate had at all times been in effect.  If the total amount of interest paid or accrued on the Series B2 Note under the foregoing provisions is less than the total amount of interest that would have accrued if the interest rate had at all times been in effect, WEST agrees to pay to the Series B2 Noteholders an amount equal to the difference between (a) the lesser of (i) the amount of interest that would have accrued if the maximum rate permitted by Applicable Law had at all times been in effect, or (ii) the amount of interest that would have accrued if the interest rate had at all times been equal to the Series B2 Interest Amount, and (b) the amount of interest accrued in accordance with the other provisions of this Supplement.

Section 2.05                                Payments of Principal.  (a)  On each Payment Date prior to the date on which a Conversion Event occurs on which there is a Senior Borrowing Base Deficiency, principal shall be payable on the Series B2 Notes out of the Series B Supplemental Principal Payment Amount, to the extent and as provided in Sections 3.13 and 3.14(b) of the Indenture and in Section 3.02 hereof, provided that, on any Payment Date prior to the date on which a Conversion Event occurs, the Series B2 Notes shall be treated as Warehouse Notes for purposes of Section 3.14(b) of the Indenture and, on any Payment Date on or after a Conversion Event, the Series B2 Notes shall be treated as other than Warehouse Notes for such purposes.

(b)                                 (i)  Within ten (10) Business Days after the occurrence of a Conversion Event (or, if earlier, by the first Payment Date following the occurrence of a Conversion Event), WEST shall cause the Administrative Agent to prepare and deliver to the Indenture Trustee and the Series B2 Noteholders a schedule of the Scheduled Targeted Principal Balances for the Series B2 Notes substantially in the form of Schedule 1 attached hereto, calculated using the Outstanding Principal Balance of the Series B2 Notes as of the close of business on the date on which the Conversion Event occurs.  The first Payment Date in the schedule shall be on the first Payment Date after the date on which a Conversion Event occurs.  If the Series B2 Noteholders subsequently waive the occurrence of Conversion Events as provided in Section 2.03(f), the schedule delivered pursuant to this Section 2.05(b)(i) shall be of no further force and effect and, upon the termination of such waiver or the subsequent occurrence of a Conversion Event that is not waived by the Series B2 Noteholders, the Administrative Agent shall deliver a new schedule in accordance with this Section 2.01(b)(i), calculated as of the date of such termination or the date of such Conversion Event, as applicable.

(ii)                                  On each Payment Date after a Conversion Event, the Scheduled Principal Payment Amount calculated for the Series B2 Notes for each such Payment Date shall be payable to the Holders of the Series B2 Notes on each such Payment Date from amounts deposited in the Series B2 Series Account on such Payment Date as provided in Section 3.13 of the Indenture and Section 3.02 of this Supplement.  So long as an Early Amortization Event or an Event of Default is then continuing, the Outstanding Principal Balance of the Series B2 Notes shall be payable on each such Payment Date to the extent that amounts are available for such purpose in accordance with the provisions of Section 3.13 of the Indenture and Section 3.02 of this Supplement.    The then Outstanding Principal Balance of all Series B2 Notes shall be due and payable on the earlier to occur of (i) the date on which the Series B2 Notes have been accelerated in accordance with the provisions of Section 4.02 of the Indenture and (ii) the Series B2 Final Maturity Date.

(c)                                  WEST will have the option to prepay, on any Payment Date after a Conversion Event (each such Payment Date, an “Optional Redemption Date”) all, or any portion, of the Outstanding Principal Balance of the Series B2 Notes on such Payment Date, in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000), for the Redemption Price together with accrued interest thereon to the date of such prepayment, provided that, (i) as a condition to any such prepayment, the Outstanding Principal Balance of the Series B1 Notes shall be prepaid by a proportionate amount, such prepayment to be made as provided in the Series B1 Supplement, and (ii) as a condition to any such prepayment in part on a date on which an Early Amortization Event is continuing, the Outstanding Principal Balance of each other Series of Notes shall be prepaid in a proportionate amount, such prepayments to be made as provided in the relevant Supplements.  WEST may not make such prepayment from funds in the Collections Account, except to the extent that funds in the Collections Account would otherwise be payable to WEST in accordance with the terms of this Supplement and the Indenture and may make any such prepayment in part from funds in the Series B2 Series Account or the Senior Restricted Cash Account, provided that funds in such Accounts may be used to fund a prepayment in whole but not in part.  Any Optional Redemption in connection with a Refinancing funded with the proceeds of Additional Notes must be in whole, and any other Optional Redemption financed with funds other than funds in the Collections Account or the proceeds of Additional Notes may be whole or in part.

(d)                                 If there is any Balance in the Engine Acquisition Account at the end of the Delivery Period beginning on the Initial Closing Date, the portion thereof allocated to the Series B2 Notes in accordance with Section 3.15(b) of the Indenture shall be applied to the prepayment of the Series B2 Notes as provided in Section 3.16 of the Indenture on the next succeeding Payment Date (the “Acquisition Redemption Date”) after the end of such Delivery Period.

(e)                                  The Scheduled Targeted Principal Balances for the Series B2 Notes, as determined pursuant to Section 2.05(b)(i) hereof, shall be adjusted at the times and in the manner indicated in Section 3.18 of the Indenture.

Section 2.06                                Series B2 Final Maturity Date.  The unpaid principal amount of the Series B2 Notes together with all unpaid interest (including all Additional Interest and Conversion Step-Up Interest), fees, expenses, costs and other amounts payable by WEST pursuant to the terms of the Indenture, this Supplement and the other Series B2 Transaction Documents shall be due and payable in full on the earlier to occur of (i) the date on which the Series B2 Notes have been accelerated in accordance with the provisions of Section 4.02 of the Indenture and (ii) the Series B2 Final Maturity Date.

Section 2.07                                Manner of Payments.  All payments of principal and interest on the Series B2 Notes payable on each Payment Date shall be paid to the Series B2 Noteholders reflected in the Register as of the related Record Date by wire transfer of immediately available funds for receipt prior to 1:00 p.m.  (New York City time) on such Payment Date.  Any payments received by the Series B2 Noteholders after 1:00 p.m.  (New York City time) on any day shall be considered to have been received on the next succeeding Business Day.

Section 2.08                                Increased Costs.  If due to the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or the imposition of any guideline or request from any central bank or other Governmental Authority after the Series Issuance Date of the Series B2 Notes reflecting such change, there shall be an increase in the cost to a Series B2 Noteholder of making or maintaining any investment in the Series B2 Note or any interest therein or of agreeing to purchase or invest in the Series B2 Note or any interest therein, as the case may be (other than by reason of any interpretation of or introduction of or change in laws or regulations relating to Taxes or Excluded Taxes), such Series B2 Noteholder shall promptly submit to WEST, the Administrative Agent and the Indenture Trustee, a certificate setting forth in reasonable detail, the calculation of such increased costs incurred by such Series B2 Noteholder.  In determining such amount, such Series B2 Noteholder may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Series B2 Noteholder in determining amounts of this type.  The amount of increased costs set forth in such certificate (which certificate shall, in the absence of manifest error, be prima facie evidence as to such amount) shall be included in the Series B2 Increased Costs for the Interest Accrual Period immediately succeeding the date on which such certificate was delivered

(or if such certificate was delivered during the last Interest Accrual Period, for such last Interest Accrual Period) and to the extent remaining outstanding, each Interest Accrual Period thereafter until paid in full.  The Indenture Trustee shall pay such increased costs to such Series B2 Noteholders as part of the Series B2 Increased Costs out of the Available Collections Amount on each Payment Date as provided in Section 3.13 of the Indenture and Section 3.02 hereof.

Section 2.09                                Increased Capital.  If the introduction of or any change in or in the interpretation of any law or regulation or the imposition of any guideline or request from any central bank or other Governmental Authority reflecting such change after the Series Issuance Date of the Series B2 Notes affects or would affect the amount of capital required or expected to be maintained by any Series B2 Noteholder, and such Series B2 Noteholder determines that the amount of such capital is increased as a result of (i) the existence of the Series B2 Noteholder’s agreement to make or maintain an investment in the Series B2 Notes or any interest therein and other similar agreements or facilities, or (ii) the existence of any agreement by Series B2 Noteholders to make or maintain an investment in the Series B2 Notes or any interest therein or to fund any such investment and any other commitments of the same type, such Series B2 Noteholder shall promptly submit to WEST, the Administrative Agent and the Indenture Trustee a certificate setting forth, in reasonable detail, the calculation of the additional amounts required to compensate such Series B2 Noteholder in light of such circumstances.  In determining such amount, such Series B2 Noteholder may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Series B2 Noteholder in determining amounts of this type.  The amount set forth in such certificate (which certificate shall, in the absence of manifest error, be prima facie evidence as to such amount) shall be included in the Series B2 Increased Costs for the Interest Accrual Period immediately succeeding the date on which such certificate was delivered, and to the extent remaining outstanding, each Interest Accrual Period thereafter until paid in full.  The Indenture Trustee shall pay such increased costs to such Series B2 Noteholders as part of the Series B2 Increased Costs out of the Available Collections Amount on each Payment Date as provided in Section 3.13 of the Indenture and Section 3.02 hereof.

Section 2.10                                Payments of Principal and Interest.  (a)  Any and all payments and deposits required to be made under this Agreement, the Series B2 Notes or the Indenture by WEST or the Indenture Trustee to or for the benefit of a Series B2 Noteholder shall be made, to the extent allowed by law, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority.  If, as a result of any change in law, treaty or regulation or in the interpretation or administration thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof, or the adoption of any law, treaty or regulation, any taxes, levies, imposts, duties, charges or fees (all of the foregoing, “Taxes”) are required to be withheld from any amount payable to any Series B2 Noteholder hereunder, the amount so payable to such Series B2 Noteholder shall be increased to the extent necessary to yield to such Series B2 Noteholder (after payment of all taxes, levies, imposts, duties, charges or fees) the amount stated to be payable to such Series B2 Noteholder hereunder (such increase and any similar increase described in this Section 2.10(a), a “Section 2.10(a) Amount”); provided, however, that this sentence shall not apply with respect to (i) income taxes (including, without limitation, branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income) and franchise taxes that are based on income or any other tax upon or measured by income or gross receipts imposed on any Series B2 Noteholder, in each case, as a result of a present or former connection (other than any connection arising out of the transactions contemplated by this Agreement) between the jurisdiction of the government or taxing authority imposing such tax and such Series B2 Noteholder; (ii) any taxes, levies, imposts, duties, charges or fees that would not have been imposed but for the failure by such Series B2 Noteholder to provide and keep current any certification or other documentation permitted by Applicable Law to be delivered by such Series B2 Noteholder and required to qualify for an exemption from or reduced rate thereof; (iii) any taxes, levies, imposts, duties, charges or fees imposed as a result of a change by any Series B2 Noteholder of the office through which the Series B2 Note or any interest hereunder is acquired, accounted for or booked as a result of the sale, transfer or assignment by any Series B2 Noteholder of its interest hereunder, other than any such taxes, levies, imposts, duties, charges or fees imposed as a result of any such change or adoption occurring after any such Series B2 Note or interest therein is acquired, accounted for or booked; (iv) taxes measured by income, gross receipts, assets or capital of any Series B2 Noteholder by the taxing authority of the jurisdiction where such Series B2 Noteholder is organized, incorporated, managed, controlled or is considered to be doing business or in which it maintains an office, branch or agency (other than Taxes imposed on the gross amount of any payments made to such Series B2 Noteholder under this Agreement without regard to such place of origination or incorporation, such management or control, the conduct of such business or the maintenance of such office, branch or agency); (v) any Taxes imposed on such Series B2 Noteholder as a result of payments not related to this Agreement; and (vi) any withholding tax with respect to any Series B2 Noteholder that has not provided the documentation referred to in Section 2.10(d) (all such exclusions being hereinafter called “Excluded Taxes”).  To the extent that any Series B2 Noteholder actually realizes a tax benefit on its income tax returns (whether by reason of a deduction, credit or otherwise) (a “Tax Benefit”) for a given year that is attributable to the payment by WEST or the Indenture Trustee of any such Taxes on behalf of such Series B2 Noteholder, such Series B2 Noteholder shall reimburse WEST for the amount of such Tax Benefit, it being understood that the taking of any action to realize any Tax Benefit shall be within the sole discretion of such Series B2 Noteholder; provided, however, that for purposes of reimbursing WEST, such Series B2 Noteholder shall calculate the amount of the Tax Benefit realized that is attributable to WEST’s or the Indenture Trustee’s payment of such Taxes on behalf of such Series B2 Noteholder as if such Series B2 Noteholder realized or received such Tax Benefit pro rata with all other Tax Benefits available to it for such year.

(b)                                 Each of WEST and, to the extent not prohibited by Applicable Law (including the Code), each Series B2 Noteholder agrees that, with respect to all Federal, state and local income taxes, it will treat the Series B2 Note as indebtedness.

(c)                                  Any Section 2.10(a) Amounts payable to a Series B2 Noteholder hereunder shall be included in the Series B2 Increased Costs (i) for the Interest Accrual Period in respect of which the payment subject to withholding is made and (ii) to the extent remaining outstanding, each Interest Accrual Period thereafter until paid in full.  The Indenture Trustee shall pay such Section 2.10(a) Amounts to the Series B2 Noteholders as part of the Series B2 Increased Costs out of the Available Collections Amount on each Payment Date as provided in Section 3.13 of the Indenture and Section 3.02 hereof.

(d)                                 Each Series B2 Noteholder not organized under the laws of the United States or a State thereof shall, to the extent that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (other than withholding Taxes), provide a W-8 ECI, W-8 BEN or any other information and documentation that may be necessary in order to obtain such exemption.

Section 2.11                                Breakage Costs.  If (i) any payment of principal on any Loan is made on a day other than a Payment Date, or (ii) any Loan requested by WEST is not, for any reason whatsoever related to a default or nonperformance by WEST, made or effectuated, as the case may be, on the date specified therefor, WEST shall indemnify the Series B2 Noteholders against any reasonable loss, cost or expense incurred by the Series B2 Noteholders, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Series B2 Noteholders to fund or maintain such Loan during such Interest Accrual Period.  The Indenture Trustee shall pay any amounts due under this Section 2.11 to the Series B Noteholders as part of the Series B2 Increased Costs out of the Available Collections Amount on each Payment Date as provided in Section 3.13 of the Indenture and Section 3.02 hereof.

Section 2.12                                Restrictions on Transfer.  On the Closing Date, WEST shall sell the Series B2 Notes to the Series B2 Noteholders pursuant to the Series B2 Note Purchase Agreement and deliver such Series B2 Notes in accordance herewith and therewith.  Thereafter, no Series B2 Note may be sold, transferred or otherwise disposed of except in compliance with the provisions of the Indenture, this Supplement and the Series B2 Note Purchase Agreement.  Except as provided herein and in the Indenture, the Indenture Trustee shall have no obligations or duties with respect to determining whether any transfers of the Series B2 Notes are made in accordance with the Securities Act or any other law; provided that with respect to Definitive Notes, the Indenture Trustee shall enforce such transfer restrictions in accordance with the terms set forth in this Supplement.  Prior to the occurrence of a Conversion Event, the Indenture Trustee shall not register any transfer of a Series B2 Note, in whole or in part, unless the transferee of such Series B2 Note is an Eligible Transferee and executes and delivers to the Indenture Trustee an Assignment and Assumption of the transferor’s obligations under the Series B2 Note Purchase Agreement to make Loans in an amount equal to the excess of the Maximum Principal Balance of the Series B2 Note being transferred at the time of transfer over the Outstanding Principal Balance of such Series B2 Note at such time.

Section 2.13                                Payment Date Schedule.  The Administrative Agent shall distribute a copy of each Payment Date Schedule delivered pursuant to Section 3.12(e) of the Indenture to the Series B2 Noteholders.

ARTICLE III

SERIES B2 SERIES ACCOUNT AND ALLOCATION AND
APPLICATION OF AMOUNTS THEREIN

Section 3.01                                Series B2 Series Account.  The Indenture Trustee shall establish on the Closing Date pursuant to Section 3.09 of the Indenture and shall maintain, so long as any Series B2 Note is Outstanding, an Eligible Account which shall be designated as the “Series B2 Series

Account,” which account shall be held in the name of the Indenture Trustee for the benefit of the Series B2 Noteholders.  All deposits of funds by, or for the benefit of, the Series B2 Noteholders from the Collections Account and the Senior Restricted Cash Account shall be accumulated in, and withdrawn from, the Series B2 Series Account in accordance with the provisions of the Indenture and this Supplement.

Section 3.02                                Distributions from Series B2 Series Account.  On each Payment Date, the Indenture Trustee shall distribute funds then on deposit in the Series B2 Series Account in accordance with the provisions of either subsection (a), (b) or (c) of this Section 3.02.

(a)                                  If neither an Early Amortization Event nor an Indenture Event of Default shall have occurred and be continuing with respect to any Series of Notes:

(i)                                     To each Holder of a Series B2 Note on the related Record Date, an amount equal to its pro rata portion of the Series B2 Base Interest Amount and Series B2 Commitment Fee Amount, if any, for each such Payment Date;

(ii)                                  On each Payment Date after a Conversion Event, to each Holder of a Series B2 Note on the related Record Date, an amount equal to its pro rata portion of the Scheduled Principal Payment Amount then due and payable to the Holders of the Series B2 Notes on such Payment Date;

(iii)                               To each Holder of a Series B2 Note on the related Record Date, an amount equal to its pro rata portion of the Series B Supplemental Principal Payment Amount (if any) then due and payable to the Holders of the Series B2 Notes on such Payment Date until the Series B2 Note Principal Balance has been reduced to zero;

(iv)                              To each Holder of a Series B2 Note on the related Record Date, an amount equal to its pro rata portion of the Series B2 Supplemental Interest Amount and any Series B2 Additional Interest Amount and Series B2 Conversion Step-Up Interest then due and payable by WEST to the Series B2 Noteholders;

(v)                                 To each Holder of a Series B2 Note, on a pro rata basis, an amount equal to the Noteholder Indemnified Amounts owing to such Series B2 Noteholder; and

(vi)                              After payment in full of the foregoing amounts pursuant to this Section 3.02 of this Supplement, to WEST, any remaining amounts then on deposit in the Series B2 Series Account.

(b)                                 If either an Early Amortization Event or an Event of Default (or combination of both) has occurred and is then continuing, so long as the Indenture Trustee shall not have received a Collateral Liquidation Notice:

(i)                                     To each Holder of a Series B2 Note on the related Record Date, an amount equal to its pro rata portion of the Series B2 Base Interest Amount and Series B2 Commitment Fee Amount, if any, for such Payment Date;

(ii)                                  To each Holder of a Series B2 Note on the related Record Date, an amount equal to its pro rata portion of the Scheduled Principal Payment Amount then due and payable to the Holders of the Series B2 Notes on such Payment Date;

(iii)                               To each Holder of a Series B2 Note on the related Record Date, an amount equal to its pro rata portion of the then unpaid principal balances of the Series B2 Notes then Outstanding until the Outstanding Principal Balance of all Series B2 Notes has been reduced to zero;

(iv)                              To each Holder of a Series B2 Note on the related Record Date, an amount equal to its pro rata portion of the Series B2 Supplemental Interest Amount, any Series B2 Additional Interest Amount and Series B2 Conversion Step-Up Interest Amount then due and payable by WEST to the Series B2 Noteholders;

(v)                                 To each Holder of a Series B2 Note on a pro rata basis, an amount equal to the Noteholder Indemnified Amounts owing to such Series B2 Noteholder; and

(vi)                              After payment in full of the foregoing amounts pursuant to this Section 3.02 of this Supplement, to WEST, any remaining amounts then on deposit in the Series B2 Series Account.

(c)                                  If an Event of Default has occurred and is continuing, and the Indenture Trustee has received a Collateral Liquidation Notice:

(i)                                     To each Holder of a Series B2 Note on the related Record Date, an amount equal to its pro rata portion of the Series B2 Base Interest Amount and Series B2 Commitment Fee Amount, if any, for such Payment Date;

(ii)                                  To each Holder of a Series B2 Note on the related Record Date, an amount equal to its pro rata portion of the then unpaid principal balances of the Series B2 Notes then Outstanding until the Series B2 Note Principal Balance has been reduced to zero;

(iii)                               To each Holder of a Series B2 Note on the related Record Date, an amount equal to its pro rata portion of the Series B2 Supplemental Interest Amount, any Series B2 Additional Interest Amount and Series B2 Conversion Step-Up Interest Amount then due and payable by WEST to the Series B2 Noteholders;

(iv)                              To each Holder of a Series B2 Note on a pro rata basis, an amount equal to the Noteholder Indemnified Amounts owing to such Series B2 Noteholder; and

(v)                                 After payment in full of the foregoing amounts pursuant to this Section 3.02 of this Supplement, to WEST, any remaining amounts then on deposit in the Series B2 Series Account.

ARTICLE IV

CONDITIONS TO ISSUANCE AND LOANS

Section 4.01                                Conditions to Issuance.  The Indenture Trustee shall not authenticate the Series B2 Notes unless (a) all conditions to the issuance of the Series B2 Notes under the Series B2 Note Purchase Agreement shall have been satisfied, and (b) WEST shall have delivered a certificate to the Indenture Trustee to the effect that all conditions set forth in the Series B2 Note Purchase Agreement shall have been satisfied.

Section 4.02                                Conditions to Loans.  The obligations of the Series B2 Noteholders to make Loans to WEST under this Supplement and the Series B2 Note Purchase Agreement on the Initial Closing Date and on any Funding Date are subject to the conditions precedent set forth in Section 3.03 of the Series B2 Note Purchase Agreement.

ARTICLE V

REPRESENTATIONS WARRANTIES AND COVENANTS

Section 5.01                                Indenture Representations and Warranties.  To induce the Series B2 Noteholders to purchase the Series B2 Notes hereunder and to make Loans from time to time, WEST hereby makes to the Indenture Trustee for the benefit of the Series B2 Noteholders as of the Closing Date and as of each Funding Date all of the representations and warranties set forth in Section 5.01 of the Indenture.

Section 5.02                                Representations and Warranties.  To induce the Series B2 Noteholders to purchase the Series B2 Notes hereunder and to make Loans from time to time, WEST hereby makes to the Indenture Trustee for the benefit of the Series B2 Noteholders as of the Closing Date each of the following additional representations and warranties as of the Closing Date and as of each Funding Date:

(a)                                  Power and Authority.  WEST has the power and is duly authorized to execute and deliver this Supplement and the other Series B2 Transaction Documents to which it is a party, WEST is and will continue to be duly authorized to borrow monies hereunder, and WEST is and will continue to be authorized to perform its obligations under this Supplement and under the other Series B2 Transaction Documents.  The execution, delivery and performance by WEST of this Supplement and the other Series B2 Transaction Documents to which it is a party and the borrowings hereunder do not and will not require any consent or approval of any Governmental Authority, stockholder or any other Person which has not already been obtained.

(b)                                 No Conflict; No Default.  The execution, delivery and performance of this Supplement and each of the other Series 2002-1 Transaction Documents and the execution, delivery and payment of the Series 2002-1 Notes will not: (a) contravene any provision of WEST’s declaration of trust and the Trust Agreement; (b) contravene, conflict with or violate any Applicable Law or regulation, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority; or (c) materially violate or result in the breach of; or constitute a default under any indenture or other loan or credit agreement, or other agreement or instrument to which WEST is a party or by which WEST, or its property and assets may be bound or affected.

(c)                                  Validity and Binding Effect.  This Supplement is, and each Series B2 Transaction Document to which WEST is a party, when duly executed and delivered, will be, legal, valid and binding obligations of WEST, enforceable against WEST in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.

Section 5.03                                Covenants.  To induce the Series B2 Noteholders to purchase the Series B2 Notes hereunder and to make Loans from time to time, WEST hereby covenants with the Indenture Trustee for the benefit of the Series B2 Noteholders as follows:

(a)                                  Issuance of Series of Additional Notes.  In addition to the conditions precendent set forth in Section 9.06 of the Indenture, it shall be an additional condition precedent to the issuance of each Series of Additional Notes issued by WEST while the Series B2 Notes are outstanding, that: (1) the principal balance of such Series of Additional Notes; (A) shall be amortized on a level basis over a period of not less than fifteen (15) years for Scheduled Principal Payment Amounts on any Series B Notes or (B) if not amortized on a level basis (x) have a weighted average life that is less than the remaining weighted average life of any Series of Notes then outstanding and (y) provide for Scheduled Principal Payment Amounts during the period of such remaining weighted average life that are more than the Scheduled Principal Payment Amounts that would be payable under the level amortization described in clause (A), and (2) all Scheduled Principal Payment Amounts owing on or prior to the Issuance Date on the Series B2 Notes shall have been paid in full as of the Issuance Date of such Series of Additional Notes.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01                                Ratification of Indenture.  As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 6.02                                Counterparts.  This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 6.03                                Governing Law.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 6.04                                Notices to Rating Agencies.  Whenever any notice or other communication is required to be given to the Rating Agencies pursuant to the Indenture or this Supplement, such notice or communication shall be delivered as follows: (i) to Moody’s at Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10004, Attention: ABS Monitoring Group and (ii) if to Fitch at One State Street Plaza, New York, New York 10004, Attention: [                         ].  Any rights to notices conveyed to a Rating Agency pursuant to the terms of this Supplement shall terminate immediately if such Rating Agency no longer has a rating outstanding with respect to the Series B2 Notes.

Section 6.05                                Statutory References.  References in this Supplement and any other Series B2 Transaction Document to any section of the Uniform Commercial Code or the UCC shall mean, on or after the effective date of adoption of any revision to the Uniform Commercial Code or the UCC in the applicable jurisdiction, such revised or successor section thereto.

Section 6.06                                No Proceedings.  The Indenture Trustee agrees that so long as any Commercial Paper Notes issued by a Series B2 Noteholder to finance its Loan to WEST shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any of the such Commercial Paper Notes shall have been outstanding, it shall not file, or join in the filing of, a petition against such Series B2 Noteholder under the Federal Bankruptcy Code, or join in the commencement of any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar proceeding against such Series B2 Noteholder.

Section 6.07                                Amendments And Modifications.  The terms of this Supplement may be waived, modified or amended only in a written instrument signed by each of WEST and the Indenture Trustee and, except with respect to the matters set forth in (and subject to the terms of) Section 9.01 of the Indenture, only with the prior written consent of the Majority of Holders or, with respect to the matters set forth in Section 9.02(a) of the Indenture, the prior written consent of the Holders of all Series B2 Notes then Outstanding.

Section 6.08                                Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS SUPPLEMENT OR ANY OTHER SERIES B2 TRANSACTION DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

Section 6.09                                Appointment of Representative.  The Majority of Holders shall be authorized to appoint a representative to act on their behalf with such authority as shall be provided in such appointment, provided that, such authority shall not extend to the taking of any action under the Related Documents requiring the consent of all Series B2 Noteholders.

[Signature page follows.]

IN WITNESS WHEREOF, WEST and the Indenture Trustee have caused this Supplement to be duly executed and delivered by their respective officers all as of the day and year first above written.

WILLIS ENGINE SECURITIZATION TRUST

By:	/s/ Monica J. Burke
Name: Monica J. Burke
Title: Controlling Trustee

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:	/s/ Peter T. Becker
Name: Peter T. Becker
Title: Vice President

1

EXHIBIT A

SERIES B2 SUPPLEMENT

FORM OF SERIES B2 NOTE

WILLIS ENGINE SECURITIZATION TRUST
SERIES B2 FLOATING RATE SECURED NOTE

$[XX]	CUSIP No.:
No. 1
August 9, 2005

KNOW ALL PERSONS BY THESE PRESENTS that WILLIS ENGINE SECURITIZATION TRUST, a Delaware statutory trust (“WEST”), for value received, hereby promises to pay to [                       ], or registered assigns, at the principal corporate trust office of the Indenture Trustee named below, (i) the principal amount of the Loans made by the holder hereof to WEST in an amount up to the Maximum Principal Balance of                      Dollars ($                   ),which principal amount shall be payable on each Payment Date on the dates and in the amounts set forth in the Indenture, dated as of August 9, 2005 (as amended, restated or otherwise modified from time to time, the “Indenture”) and the Series B2 Supplement, dated as of August    , 2005 (as amended, restated or otherwise modified from time to time, the “Series B2 Supplement”), each between WEST and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), and (ii) interest on the outstanding principal amount of this Series B2 Note on the dates and in the amounts set forth in the Indenture and the Series B2 Supplement.  Capitalized terms not otherwise defined herein will have the meaning set forth in the Indenture and the Series B2 Supplement.

Payment of the principal of, interest on and Increased Costs for this Series B2 Note shall be made in lawful money of the United States of America which at the time of payment is legal tender for payment of public and private debts. The principal balance of, and interest on this Series B2 Note and any Increased Costs are payable at the times and in the amounts set forth in the Indenture and the Series B2 Supplement by wire transfer of immediately available funds to the account designated by the Holder of record on the related Record Date.

This Series B2 Note is one of the authorized notes identified in the title hereto and issued in the aggregate Maximum Principal Balance of Thirteen Million Five Hundred Fifty-Eight Thousand Four Hundred Dollars ($13,558,400) pursuant to the Indenture and the Series B2 Supplement, provided that the aggregate Maximum Principal Balance of the Series B2 Notes may be increased up to Twenty-One Million Four Hundred Twenty-Eight Thousand Five Hundred Twenty-One Dollars ($21,428,521) as provided in the Indenture and the Series B2 Supplement.

The Series B2 Notes shall be an obligation of WEST and shall be secured by the Collateral, all as defined in, and subject to limitations set forth in, the Indenture.

This Series B2 Note is transferable as provided in the Indenture and the Series B2 Supplement, subject to certain limitations therein contained, only upon the books for registration and transfer kept by the Indenture Trustee, and only upon surrender of this Series B2 Note for transfer to the Indenture Trustee duly endorsed by, or accompanied by a written instrument of transfer and an assumption of the obligation of the transferor to make Loans in form reasonably satisfactory to the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing.  The Indenture Trustee shall not recognize any transfer of this Series B2 Note unless the transferee meets the requirements for an Eligible Transferee in the Series B2 Supplement and agrees to make Loans up to an amount equal to the excess of the Maximum Principal Balance of this Series B2 Note at the time of transfer over the Outstanding Principal Balance of this Series B2 Note at such time. The Indenture Trustee or WEST may require payment by the Holder of a sum sufficient to cover any tax expense or other governmental charge payable in connection with any transfer or exchange of the Series B2 Notes.

WEST, the Indenture Trustee and any other agent of WEST may treat the person in whose name this Series B2 Note is registered as the absolute owner hereof for all purposes, and neither WEST, the Indenture Trustee, nor any other such agent shall be affected by notice to the contrary.

The Series B2 Notes are subject to Optional Redemption, at the times and subject to the conditions set forth in the Indenture and the Series B2 Supplement.

If an Event of Default of the Indenture shall occur and be continuing, the principal of and accrued interest on this Series B2 Note may be declared to be due and payable in the manner and with the effect provided in the Indenture and the Series B2 Supplement.

The Indenture permits, with certain exceptions as therein provided, the issuance of supplemental indentures with the consent of the Requisite Majority, in certain specifically described instances. Any consent given by the Requisite Majority shall be conclusive and binding upon the Holder of this Series B2 Note and on all future holders of this Series B2 Note and of any Series B2 Note issued in lieu hereof whether or not notation of such consent is made upon this Series B2 Note. Supplements and amendments to the Indenture and the Series B2 Supplement may be made only to the extent and in circumstances permitted by the Indenture and the Series B2 Supplement.

The Holder of this Series B2 Note shall have no right to enforce the provisions of the Indenture and the Series B2 Supplement or to institute action to enforce the covenants, or to take any action with respect to a default under the Indenture and the Series B2 Supplement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided under certain circumstances described in the Indenture and the Series B2 Supplement; provided, however, that nothing contained in the Indenture and the Series B2 Supplement shall affect or impair any right of enforcement conferred on the Holder hereof to enforce any payment of the principal of and interest on this Series B2 Note on or after the due date thereof; provided further, however, that by acceptance hereof the Holder is deemed to have covenanted and agreed that it will not institute against WEST any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any applicable bankruptcy or similar law, at any time other than at such time as permitted by the Indenture and the Series B2 Supplement.

The purchaser of a Series B2 Note shall be deemed to represent and warrant to the Initial Purchasers, WEST, the Indenture Trustee and the Servicer that either (1) it is not acquiring the Series B2 Note with the assets of a Benefit Plan; or (2) (a) the Series B2 Note is rated investment grade or better and such person believes that the Offered Note is properly treated as indebtedness without substantial equity features for purposes of the Department of Labor Regulations Section 2510.101, and agrees to so treat the Series B2 Note and (b) the acquisition and holding of the Series B2 Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

The indebtedness evidenced by the Series B2 Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Claims (as defined in the Indenture), and this Series B2 Note is issued subject to such provisions. Each Holder of this Series B2 Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Indenture Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Indenture Trustee his attorney-in-fact for such purpose.

The maturity of this Series B2 Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture. The Series B2 Noteholders shall not be permitted to deliver a Default Notice or to exercise any remedy in respect of any such Event of Default until all interest and principal on the Series A Notes have been paid in full.

The Holder of this Series B2 Note agrees, by acceptance hereof, to pay over to the Administrative Agent any money (including principal, Premium and interest) paid to it in respect of this Series B2 Note in the event that the Indenture Trustee, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Administrative Agent in making such payment.

The subordination provisions contained in Section 3.13 and Article XI of the Indenture may not be amended or modified without the consent of each Hedge Counterparty, each Noteholder of the subclass affected thereby and each Noteholder of any subclass of Notes ranking senior thereto.

The Indenture also contains provisions permitting the Holders of Notes representing a majority of the Outstanding Principal Balance of the Senior Class of Notes, on behalf of the Holders of all of the Series B2 Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Holders of this Series B2 Note and of any Series B2 Note issued upon the registration of transfer of, in exchange or in lieu of or upon the refinancing of this Series B2 Note, whether or not notation of such consent or waiver is made upon this Series B2 Note.

This Series B2 Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to principles of conflict of laws.

All terms and provisions of the Indenture and the Series B2 Supplement are herein incorporated by reference as if set forth herein in their entirety.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED, that all acts, conditions and things required to exist, happen and be performed precedent to the execution and delivery of the Indenture and the Series B2 Supplement and the issuance of this Series B2 Note and the issue of which it is a part, do exist, have happened and have been timely performed in regular form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature of one of its Responsible Officers, this Series B2 Note shall not be entitled to any benefit under the Indenture and the Series B2 Supplement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Willis Engine Securitization Trust has caused this Series B2 Note to be duly executed by its duly authorized representative, on this    day of                  , 2005.

WILLIS ENGINE SECURITIZATION TRUST

By:
Name:
Title:

This Note is one of the Series B2 Notes described in the within-mentioned Indenture and the Series B2 Supplement.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

Schedule A

Aggregate principal amount of any Series B2 Note issued in exchange for a portion or portions hereof and any portion or portions of any Series B2 Note exchanged for a portion or portions hereof:

Date	Principal Amount Issued or Exchanged	Remaining Principal Amount of this Series B2 Note	Notation Made by or on Behalf of

EXHIBIT B

SERIES B2 SUPPLEMENT

FORM OF CERTIFICATE TO BE GIVEN BY NOTEHOLDERS

[Euroclear

151 Boulevard Jacqmain

B-1210 Brussels, Belgium]

[Clearstream Banking, société anonyme

f/k/a CedelBank, société anonyme

67 Boulevard Grand-Duchesse Charlotte

L-1331 Luxembourg]

Re:          Series B2 Floating Rate Secured Notes (the “Offered Notes”) issued pursuant to the Series B2 Supplement, dated as of August 9, 2005, between Willis Engine Securitization Trust (the “Issuer”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”) to the Indenture, dated as of August 9, 2005, between WEST and the Indenture Trustee.

This is to certify that as of the date hereof, and except as set forth below, the beneficial interest in the Offered Notes held by you for our account is owned by persons that are not U.S. persons (as defined in Rule 902 under the Securities Act of 1933, as amended).

The undersigned undertakes to advise you promptly by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Offered Notes held by you in which the undersigned has acquired, or intends to acquire, a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

[This certification excepts beneficial interests in and does not relate to U.S. $                principal amount of the Offered Notes appearing in your books as being held for our account but that we have sold or as to which we are not yet able to certify.]

We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:*	By:	,
Account Holder

*Certification must be dated on or after the 15th day before the date of the Euroclear or Clearstream certificate to which this certification relates.

B-1

EXHIBIT C

SERIES B2 SUPPLEMENT

FORM OF
CERTIFICATE TO BE GIVEN BY EUROCLEAR OR CLEARSTREAM

Deutsche Bank Trust Company Americas

as Indenture Trustee and Note Registrar

[                                   ]

New York, New York [            ]

Attention: [                               ]

Re:                               Series B2 Floating Rate Secured Notes (the “Offered Notes”) issued pursuant to the Series B2 Supplement, dated as of August 9, 2005, between Willis Engine Securitization Trust (the “Issuer”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”) to the Indenture, dated as of August 9, 2005, between WEST and the Indenture Trustee.

This is to certify that, based solely on certifications we have received in writing, by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) as of the date hereof, $                   principal amount of the Offered Notes is owned by persons (a) that are not U.S. persons (as defined in Rule 902 under the Securities Act of 1933, as amended (the “Securities Act”)) or (b) who purchased their Offered Notes (or interests therein) in a transaction or transactions that did not require registration under the Securities Act.

We further certify (a) that we are not making available herewith for exchange any portion of the related Regulation S Temporary Book-Entry Note excepted in such certifications and (b) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by them with respect to any portion of the part submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain securities laws of the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interested party in such proceedings.

Date:	Yours faithfully,

By:
[Morgan Guaranty Trust Company of New York, Brussels Office, as Operator of the Euroclear Clearance System] [Clearstream, société anonyme]

C-1

EXHIBIT D

SERIES B2 SUPPLEMENT

FORM OF
CERTIFICATE TO BE GIVEN BY TRANSFEREE OF BENEFICIAL INTEREST IN A
REGULATION S TEMPORARY BOOK ENTRY NOTE

[Euroclear

151 Boulevard Jacqmain

B-1210 Brussels, Belgium]

[Clearstream Banking, société anonyme

f/k/a CedelBank, société anonyme

67 Boulevard Grand-Duchesse Charlotte

L-1331 Luxembourg]

Re:                               Series B2 Floating Rate Secured Notes (the “Offered Notes”) issued pursuant to the Series B2 Supplement, dated as of August 9, 2005, between Willis Engine Securitization Trust (the “Issuer”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”) to the Indenture, dated as of August 9, 2005, between WEST and the Indenture Trustee.

This is to certify that as of the date hereof, and except as set forth below, for purposes of acquiring a beneficial interest in the Offered Notes, the undersigned certifies that it is not a U.S. person (as defined in Rule 902 under the Securities Act of 1933, as amended).

The undersigned undertakes to advise you promptly by electronic transmission on or prior to the date on which you intend to submit your certification relating to the Offered Notes held by you in which the undersigned intends to acquire a beneficial interest in accordance with your operating procedures if any applicable statement herein is not correct on such date. In the absence of any such notification, it may be assumed that this certification applies as of such date.

We understand that this certification is required in connection with certain securities laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy thereof to any interested party in such proceedings.

Dated:	By:

D-1

EXHIBIT E

SERIES B2 SUPPLEMENT

FORM OF
TRANSFER CERTIFICATE FOR EXCHANGE OR
TRANSFER FROM 144A BOOK-ENTRY NOTE
TO REGULATION S BOOK-ENTRY NOTE

Deutsche Bank Trust Company Americas

as Indenture Trustee and Note Registrar

[                                   ]

New York, New York [        ]

Attention: [                           ]

Re:                               Series B2 Floating Rate Secured Notes (the “Offered Notes”) issued pursuant to the Series B2 Supplement, dated as of August 9, 2005, between Willis Engine Securitization Trust (the “Issuer”) and Deutsche Bank Trust Company Americas (the “Indenture Trustee”) to the Indenture (as supplemented, the “Indenture”), dated as of August 9, 2005, between WEST and the Indenture Trustee.

Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S. $                 principal amount of Offered Notes that are held as a beneficial interest in the 144A Book-Entry Note (CUSIP No.                 ) with DTC in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of the beneficial interest for an interest in the Regulation S Book-Entry Note (CUSIP No.             ) to be held with [Euroclear] [Clearstream] through DTC.

In connection with the request and in receipt of the Offered Notes, the Transferor does hereby certify that the exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Offered Notes and:

(a)                                  pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(i)                                     the offer of the Offered Notes was not made to a person in the United States of America,

(ii)                                  either (A) at the time the buy order was originated, the transferee was outside the United States of America or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States of America, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States of America,

E-1

(iii)                               no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable, and the other conditions of Rule 903 or Rule 904 of Regulation S, as applicable, have been satisfied and

(iv)                              the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

(b)                                 with respect to transfers made in reliance on Rule 144A under the Securities Act, the Transferor does hereby certify that the Notes are being transferred in a transaction permitted by Rule 144A under the Securities Act.

This certification and the statements contained herein are made for your benefit and the benefit of WEST.

[Insert name of Transferor]

Dated:	By:
Title:

E-2

SCHEDULE 1

SERIES B2 SUPPLEMENT

SCHEDULE OF SCHEDULED TARGETED PRINCIPAL BALANCES

Payment Date	Series B2 Scheduled Targeted Principal Balances
8/15/2005	99.444444%
9/15/2005	98.888889%
10/15/2005	98.333333%
11/15/2005	97.777778%
12/15/2005	97.222222%
1/15/2006	96.666667%
2/15/2006	96.111111%
3/15/2006	95.555556%
4/15/2006	95.000000%
5/15/2006	94.444444%
6/15/2006	93.888889%
7/15/2006	93.333333%
8/15/2006	92.777778%
9/15/2006	92.222222%
10/15/2006	91.666667%
11/15/2006	91.111111%
12/15/2006	90.555556%
1/15/2007	90.000000%
2/15/2007	89.444444%
3/15/2007	88.888889%
4/15/2007	88.333333%
5/15/2007	87.777778%
6/15/2007	87.222222%
7/15/2007	86.666667%
8/15/2007	86.111111%
9/15/2007	85.555556%
10/15/2007	85.000000%
11/15/2007	84.444444%
12/15/2007	83.888889%
1/15/2008	83.333333%
2/15/2008	82.777778%
3/15/2008	82.222222%
4/15/2008	81.666667%
5/15/2008	81.111111%
6/15/2008	80.555556%
7/15/2008	80.000000%
8/15/2008	79.444444%
9/15/2008	78.888889%
10/15/2008	78.333333%
11/15/2008	77.777778%
12/15/2008	77.222222%
1/15/2009	76.666667%
2/15/2009	76.111111%
3/15/2009	75.555556%
4/15/2009	75.000000%
5/15/2009	74.444444%
6/15/2009	73.888889%
7/15/2009	73.333333%
8/15/2009	72.777778%
9/15/2009	72.222222%

Payment Date	Series B2 Scheduled Targeted Principal Balances
10/15/2009	71.666667%
11/15/2009	71.111111%
12/15/2009	70.555556%
1/15/2010	70.000000%
2/15/2010	69.444444%
3/15/2010	68.888889%
4/15/2010	68.333333%
5/15/2010	67.777778%
6/15/2010	67.222222%
7/15/2010	66.666667%
8/15/2010	66.111111%
9/15/2010	65.555556%
10/15/2010	65.000000%
11/15/2010	64.444444%
12/15/2010	63.888889%
1/15/2011	63.333333%
2/15/2011	62.777778%
3/15/2011	62.222222%
4/15/2011	61.666667%
5/15/2011	61.111111%
6/15/2011	60.555556%
7/15/2011	60.000000%
8/15/2011	59.444444%
9/15/2011	58.888889%
10/15/2011	58.333333%
11/15/2011	57.777778%
12/15/2011	57.222222%
1/15/2011	56.666667%
2/15/2012	56.111111%
3/15/2012	55.555556%
4/15/2012	55.000000%
5/15/2012	54.444444%
6/15/2012	53.888889%
7/15/2012	53.333333%
8/15/2012	52.777778%
9/15/2012	52.222222%
10/15/2012	51.666667%
11/15/2012	51.111111%
12/15/2012	50.555556%
1/15/2013	50.000000%
2/15/2013	49.444444%
3/15/2013	48.888889%
4/15/2013	48.333333%
5/15/2013	47.777778%
6/15/2013	47.222222%
7/15/2013	46.666667%
8/15/2013	46.111111%
9/15/2013	45.555556%
10/15/2013	45.000000%
11/15/2013	44.444444%
12/15/2013	43.888889%
1/15/2014	43.333333%
2/15/2014	42.777778%
3/15/2014	42.222222%
4/15/2014	41.666667%
5/15/2014	41.111111%

Payment Date	Series B2 Scheduled Targeted Principal Balances
6/15/2014	40.555556%
7/15/2014	40.000000%
8/15/2014	39.444444%
9/15/2014	38.888889%
10/15/2014	38.333333%
11/15/2014	37.777778%
12/15/2014	37.222222%
1/15/2015	36.666667%
2/15/2015	36.111111%
3/15/2015	35.555556%
4/15/2015	35.000000%
5/15/2015	34.444444%
6/15/2015	33.888889%
7/15/2015	33.333333%
8/15/2015	32.777778%
9/15/2015	32.222222%
10/15/2015	31.666667%
11/15/2015	31.111111%
12/15/2015	30.555556%
1/15/2016	30.000000%
2/15/2016	29.444444%
3/15/2016	28.888889%
4/15/2016	28.333333%
5/15/2016	27.777778%
6/15/2016	27.222222%
7/15/2016	26.666667%
8/15/2016	26.111111%
9/15/2016	25.555556%
10/15/2016	25.000000%
11/15/2016	24.444444%
12/15/2016	23.888889%
1/15/2017	23.333333%
2/15/2017	22.777778%
3/15/2017	22.222222%
4/15/2017	21.666667%
5/15/2017	21.111111%
6/15/2017	20.555556%
7/15/2017	20.000000%
8/15/2017	19.444444%
9/15/2017	18.888889%
10/15/2017	18.333333%
11/15/2017	17.777778%
12/15/2017	17.222222%
1/15/2018	16.666667%
2/15/2018	16.111111%
3/15/2018	15.555556%
4/15/2018	15.000000%
5/15/2018	14.444444%
6/15/2018	13.888889%
7/15/2018	13.333333%
8/15/2018	12.777778%
9/15/2018	12.222222%
10/15/2018	11.666667%
11/15/2018	11.111111%
12/15/2018	10.555556%
1/15/2019	10.000000%

Payment Date	Series B2 Scheduled Targeted Principal Balances
2/15/2019	9.444444%
3/15/2019	8.888889%
4/15/2019	8.333333%
5/15/2019	7.777778%
6/15/2019	7.222222%
7/15/2019	6.666667%
8/15/2019	6.111111%
9/15/2019	5.555556%
10/15/2019	5.000000%
11/15/2019	4.444444%
12/15/2019	3.888889%
1/15/2020	3.333333%
2/15/2020	2.777778%
3/15/2020	2.222222%
4/15/2020	1.666667%
5/15/2020	1.111111%
6/15/2020	0.555556%
7/15/2020	0.000000%

SCHEDULE 2

Commitments of Series B2 Noteholders

Name of Institution	Maximum Commitment